EXHIBIT   2.1

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Consolidated Financial Statements

(Expressed in Canadian dollars)

June 30, 2006

Index

Notice to Reader

Consolidated Balance Sheets

Consolidated Statements of Operations and Deficit

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

NOTICE TO READER

Under National Instrument 51-102, Part 4, subsection 4.3(3) (a), if an auditor has not performed a review of interim financial statements, they must be accompanied by a notice indicating that the financial statements have not been reviewed by an auditor.

The accompanying unaudited interim financial statements of Minco Mining and Metals Corporation have been prepared by and are the responsibility of the Company’s management. The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in Canada, consistent with previous quarters and years.

Minco Mining and Metals Corporation’s independent auditor has not performed a review of these financial statements in accordance with standards established by the Canadian Institute of Chartered Accountants for a review of interim financial statements by an entity’s auditor.

MINCO MINING & METALS CORPORATION
(An exploration stage enterprise)
Consolidated Balance Sheets
(Unaudited- Prepared by Management)
(Expressed in Canadian Dollars)
	June 30, 2006	December 31, 2005

ASSETS

Current assets
Cash and cash equivalents	$5,049,695	$821,164
Short-term investments (Note 2)	14,952,333	17,076,894
Receivables	228,321	319,588
Prepaid expenses and deposits	374,773	182,452

	20,605,122	18,400,098

Mineral interests (Notes 3 and 7(d))	100	100

Plant, property and equipment (Note 4)	289,029	243,600

Total assets	$20,894,251	$18,643,798

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities (Note 3)	$757,303	$905,105

Long-term liabilities (Note 3)	460,000	460,000

Total liabilities	1,217,303	1,365,105
Commitments and contingencies (Note 8)

Non-controlling interest (Note 5)	2,706,446	2,890,927

SHAREHOLDERS' EQUITY

Share capital (Note 6(a))	32,963,003	28,187,245

Contributed surplus (Note 6(c))	720,043	987,043

Deficit accumulated during the exploration stage	(16,712,544)	(14,786,522)

Total shareholders’ equity	16,970,502	14,387,766

Total liabilities and shareholders’ equity	$20,894,251	$18,643,798
See accompanying notes to consolidated financial statements

On behalf of the Board	“James Carter"	"William Meyer"
James Carter		William Meyer

Director Director

MINCO MINING & METALS CORPORATION
(An exploration stage enterprise)
Consolidated Statements of Operations and Deficit
(Unaudited- Prepared by Management)
(Expressed in Canadian Dollars)
	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005

Exploration costs, net of recoveries (Notes 3 and 8)	$307,346	$225,944	$602,554	$352,469

Administrative expenses (Note 7)
Accounting and audit	37,148	44,493	160,409	52,850
Amortization	10,552	9,397	24,445	15,177
Consulting	80,519	93,743	171,368	178,998
Directors’ fees	28,500	-	39,000	-
Foreign exchange gain	45,335	(38,837)	35,876	(68,750)
Investor relations	106,306	74,771	245,363	114,009
Legal	29,355	21,165	40,317	46,647
Regulatory and filing	56,170	19,507	84,024	46,460
Meals and entertainment	16,356	15,221	30,534	31,407
Office and miscellaneous	42,062	29,285	91,817	57,380
Property investigation	60,856	35,008	83,192	66,158
Rent	55,157	43,713	132,907	120,180
Salaries and benefits	179,425	105,503	301,226	201,039
Stock-based compensation (Note 5 and 6(d))	254,000	82,000	460,000	252,249
Telephone	9,683	5,386	16,161	11,057
Travel and transportation	35,274	26,765	51,127	52,224
	1,046,698	567,120	1,967,766	1,177,085

Operating loss	(1,354,044)	(793,064)	(2,570,320)	(1,529,554)

Other income (loss)
Dilution gain	-	2,550,000	-	2,550,000
Write down of short-term investments	(58,988)	(1,000)	(158,443)	(1,000)
Interest and sundry income	194,884	62,509	320,885	132,477

Income (loss) for the period before non-controlling interest	(1,218,148)	1,818,445	(2,407,878)	1,151,923

Non-controlling interest (Note 5)	254,391	51,713	481,856	67,861

Income (loss) for the period	(963,757)	1,870,158	(1,926,022)	1,219,784

Deficit, beginning of period	(15,748,787)	(14,423,355)	(14,786,522)	(13,772,981)

Deficit, end of period	$(16,712,544)	$(12,553,197)	$(16,712,544)	$(12,553,197)

Income (loss) per share - basic and diluted	$(0.02)	$0.05	$(0.05)	$0.03
Weighted average number of common shares outstanding– basic and diluted	40,561,781	35,729,495	39,788,122	35,555,117

MINCO MINING & METALS CORPORATION
(An exploration stage enterprise)
Consolidated Statements of Cash Flows
(Unaudited- Prepared by management)
(Expressed in Canadian Dollars)
	Three Months Ended June 30,2006	Three Months Ended June 30,2005	Six Months Ended June 30,2006	Six Months Ended June 30,2005

Cash flows from (used in) operating activities
Net loss for the period	$(963,757)	$1,870,158	$(1,926,022)	$1,219,784
Adjustment for items not involving cash:
- amortization of equipment	10,552	9,397	24,445	15,177
- stock-based compensation (Note 5 and 6 (d))	254,000	82,000	460,000	252,249
- non-controlling interest in loss	(254,391)	(51,713)	(481,856)	(67,861)
- non-cash recovery of exploration costs	-	(21,000)	-	(21,000)
- write down of short-term investments	58,988	1,000	158,443	1,000
- dilution gain	-	(2,550,000)	-	(2,550,000)
Change in non-cash working capital items:
- decrease (increase) in receivables	36,624	(78,741)	91,267	31,817
- increase (decrease) in prepaid expenses and deposits	(177,120)	93,012	(192,321)	(10,680)
- decrease in accounts payable and accrued Liabilities	(96,233)	(3,450)	(147,802)	(49,679)

	(1,131,337)	(649,337)	(2,013,846)	(1,179,193)

Cash flows from financing activities
Proceeds from issuance of shares	3,519,533	82,524	4,258,758	320,730
Proceeds from issuance of shares in Minco Silver	25,000	5,061,291	87,375	5,061,291

	3,544,533	5,143,815	4,346,133	5,382,021

Cash flows used in investing activities
Acquisition of equipment	(50,252)	(9,930)	(69,874)	(10,939)
Decrease (increase) in short-term investments	1,888,597	(4,874,033)	1,966,118	(3,785,175)

	1,838,345	(4,883,963)	1,896,244	(3,796,114)

Increase (decrease) in cash and cash equivalents	4,251,541	(389,485)	4,228,531	406,714

Cash and cash equivalents, beginning of period	798,154	1,243,812	821,164	447,613

Cash and cash equivalents, end of period	$5,049,695	$854,327	$5,049,695	$854,327

Supplemental disclosure of cash flows information
Interest paid	$-	$-	$-	$-
Income taxes paid	$-	$-	$-	$-

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

1.

Basis of Presentation

The Company’s interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles.

The consolidated financial statements include the accounts of Minco Mining & Metals Corporation (“Minco Mining”), its wholly-owned China subsidiary Minco Mining (China) Corporation (“Minco China”), its wholly owned British Columbia subsidiary Minco Base Metals Corporation (“Minco Base Metals”), its wholly-owned British Virgin Island subsidiary Triple Eight Mineral Corporation (“Temco”), its 55.4% owned subsidiary Minco Silver Corporation (“Minco Silver”), its right to earn up to an 80% interest in the joint venture company Gansu Keyin Mining Co. Ltd. (“Keyin”), its right to earn up to a 75% interest in the joint venture company Inner Mongolia Damo Mining Co. Ltd. (“Damo”), its  right to earn up to a 75% interest in the joint venture company Inner Mongolia Huayu-Minco Mining Co., Ltd. (“HYMK”), and its right to earn up to a 51% interest in the Changkeng Property.

With the exception of the minority interests in Minco Silver, the Company has not recorded minority interests in the other joint venture companies as their ownership percentages represent only the profit sharing and working interests and the minority partners are not responsible for any of the associated costs. As at June 30, 2006, the joint ventures are still in the exploration stage and have not generated any revenue.

As at June 30, 2006, Minco Mining beneficially owns 14,000,000 shares of Minco Silver, which represents 55.4% of Minco Silver’s share capital.

All inter-company accounts and transactions have been eliminated.

The opening balance of deficit on the comparative statement of operations and deficit has been changed from $15,882,981, reported in the June 30, 2005 financial statements, to $13,772,981. The change reflects a restatement of the Company’s financial statements for the year ended December 31, 2004 to reflect the dilution gain from the increase in the non-controlling interest in Minco Silver, as described in note 2 to our December 31, 2005 financial statements.

2.

Short-term Investments

As at June 30, 2006, short-term investments consist of: cashable guaranteed investment certificates issued by one of the large Canadian banks; five bonds issued by the Canadian government (maturing from September 15, 2008 to April 1, 2015); and 500,000 shares of New Cantech Venture Inc. (“New Cantech”) common shares (see Note 7(d)). The market value of the shares is $162,500 on June 30, 2006.

At June 30, 2006, the yields on the short-term investments were between 1.71% and 4.5% per year (December 31, 2005 – 1.71% to 4.3%).

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

3.

Mineral Interests

The Company follows the practice of expensing all exploration costs until mineral reserves have been established. The following is a summary of exploration costs incurred by the Company:

	Cumulative Costs Incurred to December 31, 2005	Costs Incurred January 1 to June 30, 2006	Cumulative Costs Incurred to June 30, 2006
Currently active properties:
Gansu
- White Silver Mountain	$1,461,799	$16,333	$1,478,132
- Yangshan (Anba)	473,272	4,209	477,481
- Minco-Qinqi (formerly West Extension of Yangshan)	421,496	14,928	436,424
- Longnan	81,169	125,363	206,532
Inner Mongolia
- Gobi Gold	1,487,540	2,963	1,490,503
- BYC	700,063	95,331	795,394
Guangdong
- Changkeng	470,684	33,786	504,470
- Fuwan	2,091,292	404,972	2,496,264
	7,187,315	697,885	7,885,200
Inactive properties:
- Heavenly Mountains	100	-	100
- Emperor’s Delight	100	-	100
- Crystal Valley	100	-	100
- Stone Lake	100	-	100
- Changba Lijiagou Lead-Zinc Deposit	100	-	100
- Chapuzi	100	-	100
	600	-	600
Total	7,187,915	697,885	7,885,800
Exploration cost recoveries	(861,572)	(95,331)	(956,903)
Expensed exploration costs	(6,326,243)	(602,554)	(6,928,797)
Capitalized exploration costs	$100	$-	$100

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

3. Mineral Interests (continued)

The following is a summary of exploration costs incurred by the Company:

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Gansu – White Silver Mountain

Consulting fees	$ 3,372	$ 531	$ 5,972	$ 6,396
Drilling and tenure	6,157	1,823	6,157	1,823
Other exploration costs	1,624	8,508	4,204	8,973
Total	$ 11,153	$ 10,862	$ 16,333	$ 17,192

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Gansu – Yangshan (Anba)

Consulting fees	$ -	$ -	$ -	$ 3,090
Labor costs	-	8,908	4,209	8,908
Total	$ -	$ 8,908	$ 4,209	$ 11,998

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Gansu – Minco-Qinqi (formerly West Extension of Yangshan)

Consulting fees	$ 4,713	$ 16,778	$ 11,638	$ 34,436
Drilling and tenure	-	113,254	-	113,254
Labor costs	2,323	-	2,611	3,201
Other exploration costs	680	13,352	679	15,065
Total	$ 7,716	$ 143,384	$ 14,928	$ 165,956

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Gansu – Longnan

Consulting fees	$ 16,817	$ -	$ 28,107	$ -
Geology and geochemistry	11,667	-	54,777	-
Labor costs	14,660	-	21,252	-
Other exploration costs	7,321	-	21,227	-
Total	$ 50,465	$ -	$ 125,363	$ -

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

3. Mineral Interests   (continued)

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Inner Mongolia – Gobi Gold

Consulting fees	$ -	$ 3,271	$ -	$ 4,259
Labor costs	339	1,826	1,020	1,826
Other exploration costs	-	2,598	1,943	2,835
Total	$ 339	$ 7,695	$ 2,963	$ 8,920

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Inner Mongolia – BYC

Drilling and geology	$ 17,368	$ 19,710	$ 95,331	$ 47,130
Other exploration costs
Exploration costs recoveries	(17,368)	-	(95,331)	(21,000)
Total	$ -	$ 19,710	$ -	$ 26,130

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Guangdong – Changkeng

Consulting fees	$ 3,546	$ 11,855	$ 8,747	$ 27,497
Drilling and geology	438	-	13,951	16,634
Labor costs	2,282	-	2,282	-
Other exploration costs	1,681	6,243	8,806	7,427
Total	$ 7,947	$ 18,098	$ 33,786	$ 51,558

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Guangdong – Fuwan

Consulting fees	$ 58,955	$ 17,374	$ 88,602	$ 35,408
Drilling and geology	150,830	19,503	270,168	27,130
Labor costs	8,480	-	20,849	-
Other exploration costs	11,461	1,410	25,353	8,177
Total	$ 229,726	$ 38,287	$ 404,972	$ 70,715

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

3. Mineral Interests   (continued)

Minco Silver has agreed to acquire an exploration permit in respect of the Fuwan silver project. As of June 30, 2006, the Minco Silver had paid a total of approximately $600,000 for this exploration permit. There are two remaining installments of approximately $460,000 (RMB3,099,000) each, which are due within 12 and 24 months of the transfer of the Fuwan exploration permit. These are presented in the balance sheet as part of accounts payable and accrued liabilities, and long-term liabilities, respectively. Subsequent to June 30, 2006, Minco Silver made an additional payment of $460,000 (RMB3,099,000).

4.

Plant, Property and Equipment

	June 30, 2006
		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$218,010	$109,990	$108,020
Leasehold improvements	43,812	32,090	11,722
Mining equipment	209,819	189,536	20,283
Motor vehicles	208,129	87,137	120,992
Office equipment and furniture	119,089	91,077	28,012
	$798,859	$509,830	$289,029

	December 31, 2005
		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$163,916	$97,341	$66,575
Leasehold improvements	39,877	30,537	$9,340
Mining equipment	209,051	186,635	$22,416
Motor vehicles	197,398	81,719	$115,679
Office equipment and furniture	117,741	88,151	$29,590
	$727,983	$484,383	$243,600

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

5.

Non-Controlling Interest

The non-controlling interest represents the interest of minority shareholders in Minco Silver based on the amount of their investment adjusted for income or losses from operations since the date of their investment. The non-controlling interest increased from 30%, at December 31, 2004, to 42.3% following the issue of special warrants in May 2005, and then to 44.4% following an initial public offering by Minco Silver in December 2005. In 2006, the exercise of broker warrants has increased the minority interest to 44.6%.

At June 30, 2006, the Company’s interest in Minco Silver could be further diluted though the exercise of broker warrants and stock options.  A summary of the broker warrants granted by Minco Silver is as follows:

	Number of	Weighted Average
	Warrants	Exercise Price
Outstanding at December 31, 2004	-	$ -
Issued	279,600	1.25
Exercised	-	-
Expired/cancelled/forfeited	-	-
Outstanding at December 31, 2005	279,600	1.25
Issued	-	-
Exercised	(69,900)	1.25
Expired/cancelled/forfeited	-	-
Outstanding at June 30, 2006	209,700	$ 1.25

In 2006, Minco Silver granted 325,000 stock options to its directors, officers, employees and consultants at the price range from $3.24 to $3.67 per share. Minco Silver recorded $210,000 of stock based compensation expense in the year. The stock options granted vest in increments of one-third per year and have a term of five years.

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

5.  Non-controlling interest (continued)

A summary of the status of options granted by Minco Silver is as follows:

	Number of Options	Weighted Average Exercise Price
Options outstanding at December 31, 2004	-	$ -
Granted	2,740,000	1.25
Options outstanding at December 31, 2005	2,740,000	1.25
Granted	325,000	3.62
Exercised	-	-
Expired/cancelled/forfeited	(255,000)	1.25
Options outstanding at June 30, 2006	2,810,000	$ 1.52

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

6.

Share Capital

(a)

Common Stock

Authorized:

100,000,000 common shares without par value

Issued:

	Shares	Amount
Balance, December 31, 2004	35,043,897	$ 24,690,137
Stock options exercised ranging from $0.20 to $0.83 per share, including $301,263 contributed surplus attributed to stock-based compensation	808,667	675,751
Share purchase warrants exercised at $0.60 per warrant	281,428	168,857
Private placement at $1.15 per share less $172,500 for share issuance costs	2,500,000	2,702,500
Fair value of finder's warrants to purchase 250,000 common shares issued for July 2005 private placement	-	(50,000)
Balance, December 31, 2005	38,633,992	28,187,245
Stock options exercised ranging from $0.20 to $1.80 per share, including $517,000 contributed surplus attributed to stock-based compensation recognized	664,799	999,930
Broker options exercised at $1.40 per share	250,000	350,000
Share purchase warrants exercised ranging from $1.50 to $1.70 per share	2,270,428	3,425,828
Balance, June 30, 2006	41,819,219	$ 32,963,003

On July 22 2005, Minco Mining completed a non-brokered private placement of 2,500,000 units priced at $1.15 per unit with each unit consisting of one common share and one common share purchase warrant. Minco Mining applied the residual approach and allocated the total proceeds of $2,875,000 to the common shares and $nil to warrants. Each warrant is exercisable for a period of two years from the date the financing is closed, allowing the holder to acquire one common share for a price of $1.50 during the first year and $2.00 during the second year from the closing date.

If at any time after the expiry of the four-month hold period, the published closing trade price of Minco Mining’s common shares on the Toronto Stock Exchange exceeds an average price of $2.15 for 20 days in year one, and an average price of $2.50 in year two, then the exercise period of the warrants will be reduced to a period of 30 days from the date Minco Mining provides written notice to the holder of the warrants of such early expiry.

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

6. Share Capital (continued)

This offering raised proceeds of $2,875,000. Minco Mining paid a cash finder’s fee of $172,500 and issued the finder 250,000 warrants (“finder’s warrants”) under the same terms and conditions of share purchase warrants. The fair value of the finder’s warrants using the Black-Scholes model using a risk-free interest rate of 3.52%, dividend yield of 0% and volatility of 58%, being $50,000, has been recorded as an issue cost.

As at June 30, 2006, 759,030 (December 31, 2005 – 1,518,058) of the shares issued were held in escrow. Under the original escrow agreement, 4,880,000 escrow shares were to be released based on the Company’s expenditures on exploration and development of a particular resource property. In July 2005, the Company released 1,473,264 escrow shares based on exploration expenditures. In June 2005, the Company’s shareholders approved a new escrow agreement that will result in the remaining 1,518,058 escrow shares being released over a period of 18 months on a time release basis: (a) 379,514 escrow shares on December 31, 2005 (the release was not effected until January 2006); (b) 379,514 escrow shares on July 1, 2006; (c) 379,514 escrow shares on December 31, 2006; and (d) 379,516 escrow shares on July 1, 2007.

(b)

Share purchase warrants and broker options

A summary of the status of share purchase warrants and broker options granted by Minco Mining is as follows:

	Number of Warrants	Weighted Average	Number of Broker	Weighted Average
		Exercise	Options	Exercise
		Price		Price
Outstanding at December 31, 2004	4,074,638	$ 1.64	250,000	$ 1.40
Issued	2,750,000	1.50	-	-
Exercised	(281,428)	0.60	-	-
Expired	(2,144,996)	1.95	-	-
Outstanding at December 31, 2005	4,398,214	1.57	250,000	1.40
Issued	-	-		-
Exercised	(2,270,428)	1.51	(250,000)	1.40
Expired	-	-	-	-
Outstanding at June 30, 2006	2,127,786	$ 1.65	-	$ -

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

6. Share Capital (continued)

Share purchase warrants outstanding as at June 30, 2006:

Number of Warrants	Exercise Price	Expiry Date

1,547,286	$1.70	October 14, 2006
580,500	$1.50	July 21, 2006
	$2.00	July 21, 2007
2,127,786

Each share purchase warrant entitles the holder to purchase one common share of Minco Mining at the exercise price on or before the expiry date.

(c)

Contributed Surplus

Summary of contributed surplus is as follows:

Balance at December 31, 2004	$ 915,057
2005 stock-based compensation	323,249
Transfer to share capital on exercise of stock options	(301,263)
Fair value of 250,000 finder's warrants issued in connection with July 2005 private placement	50,000
Balance at December 31, 2005	987,043
2006 stock-based compensation	250,000
Transfer to share capital on exercise of stock options	(517,000)
Balance at June 30, 2006	$ 720,043

(d)

Minco Mining Stock Options

Minco Mining may grant options to its directors, officers, employees and service providers under its stock option plan.  The maximum number of stock options reserved for issuance is 5,979,226 common shares.

In 2006, Minco Mining granted 1,392,000 stock options to its directors, officers, employees and consultants at the price range from $1.64 to $2.55 per share. Minco Mining recorded $460,000 of stock based compensation expense in the period (2005 - $252,249). The stock options granted vest in increments of one-third per year for the first three years and have a term of five years. A summary of the status of options granted by Minco Mining is as follows:

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

6. Share Capital (continued)

		Weighted Average
	Number	Exercise Price
Options outstanding at December 31, 2004	3,484,000	$ 0.88
Granted	692,500	1.22
Exercised	(808,667)	0.46
Expired / cancelled / forfeited	(413,333)	1.56
Options outstanding at December 31, 2005	2,954,500	0.98
Granted	1,392,000	1.75
Exercised	(664,799)	0.73
Expired / cancelled / forfeited	(230,367)	1.16
Options outstanding at June 30, 2006	3,451,334	$ 1.33

The weighted average fair value of options granted by Minco Mining during the period ended June 30, 2006 was $1.75. Each option entitles the holder to purchase one common share.

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (yr)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.20 - $0.60	895,500	0.38	$0.32	895,500	$0.32
$0.61 - $1.20	104,167	2.40	$1.08	4,167	$1.12
$1.21 - $3.00	2,451,667	3.35	$1.70	964,998	$1.73
	3,451,334	2.55	$1.32	1,864,665	$1.05

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

7.

Related Party Transactions

a.

Minco Mining incurred the following fees to its directors or corporations controlled by its directors:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005

Exploration costs	$ 14,230	$ 27,245	$ 25,405	$ 61,085
Management fees	725	6,595	3,980	6,595
Property investigation	5,730	4,410	8,370	14,170
Investor relations	1,290	3,750	3,820	3,750
Director's fees	12,000	-	22,500	-
	$ 33,975	$ 42,000	$ 64,075	$ 85,600

Minco Silver incurred the following fees to its directors or corporations controlled by its directors:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005

Exploration costs	$ 12,860	$ -	$ 20,060	$ -
Management fees	-	-	3,920	-
Property investigation	6,375	-	12,325	-
Investor relations	1,290	-	3,820	-
Director's fees	25,500	-	25,500	-
	$ 46,025	$ -	$ 65,625	$ -

b.

Receivables of $297,923 (December 31, 2005 - $231,084) are due from three companies related by two common directors. $226,325 was subsequently received.

c.

The Company and Minco Silver (“Minco Group”) have entered into a strategic alliance with Silver Standard Resources Ltd. (“Silver Standard”), a company that is a shareholder of Minco Silver and which is related by two common directors. The agreement provides that all silver-dominant properties of the Minco Group located in China will be held by Minco Silver and that Silver Standard will not actively explore for or seek out silver-dominant properties located in China. In addition, both the Minco Group and Silver Standard have agreed to offer to the other a first right of refusal on any silver-dominant properties in China brought to their attention which they do not intend to pursue.

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

d.

In 2003, Minco Mining entered into a letter agreement with New Cantech, which is related by one common director. In the period ended June 30, 2006, the direct costs and management fees incurred on the BYC project totalled $95,331 (2005: $47,130).

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

7.  Related Party Transactions (continued)

Pursuant to the terms of the agreement on the BYC project in Inner Mongolia, the Company received, from New Cantech, 100,000 common shares at $0.21 per share for $21,000 and 50,000 common shares at $0.30 per share for $15,000 in 2005.  In 2004, the Company received 250,000 common shares at $0.34 per share for a total of $85,000 and 100,000 common shares at $0.37 per share for a total of $37,000. The aggregate value of these shares at the date of issue ($158,000) has been recorded as an exploration cost recovery.

The above transactions are conducted in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the parties.

8.

 Commitments and Contingencies

(a)

The Company has commitments in respect of office leases requiring minimum payments of $245,428, as follows:

2006	141,918
2007	87,046
2008	16,464
428

The Company has entered into sub-lease agreements for a portion of its leased premises.

(b)

Minco Mining also conditionally committed to payments of up to $12,494,655 in respect of joint venture investments and mineral property development.

	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Jinli (1) (also known as Changkeng)	$ 7,132,368	$2,881,477	$684,707	$3,566,184	$ -
YGM (2)	3,356,409	-	3,356,409	-	-
Minco-Qinqi (formerly Yangshan West Extension) (3)	1,048,878	1,048,878	-	-	-
HYMK (4)	922,037	-	922,037	-	-
Longnan exploration commitments (5)	34,963	34,963
Total	$12,494,655	$3,965,318	$4,963,153	$3,566,184	$ -

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

8. Commitments and Contingencies (continued)

Notes:

(1)

Costs of exploration permits and investment commitments in accordance with the Jinli JV Contract dated September 28, 2004;

(2)

Costs of exploration permits and investment commitments in accordance with the YGM Contract dated October 29, 2003;

(3)

Costs of exploration permits and investment commitments in accordance with the Gansu JV Contract dated March 1, 2004;

(4)

Costs of exploration permits and investment commitments in accordance with the Huayu-Minco JV Contract dated July 18, 2003;

(5)

Commitment of RMB 250,000 (approximately $34,963) to be paid in 2006 on Changkeng exploration program.

(c)

As of June 30, 2006, Minco Silver has committed $190,000 for drilling programs in 2006.

(d)

The Teck-Cominco Agreements

The Company entered into agreements with Teck Cominco Limited (“Teck Cominco”) on February 19, 1996 and February 20, 1996 (collectively the “Teck-Cominco Agreements”). Pursuant to the terms of the Teck-Cominco Agreements, Tech Cominco has an ongoing right of first offer on the disposition of Minco Mining’s property interests until April 2007.

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

9.

Geographical Information

The Company’s business is considered as operating in one segment, mineral exploration and development. The geographical division of the Company’s total assets, liabilities and operating loss is as follows:

	June 30	December 31
	2006	2005
Current Assets
Canada	$ 15,440,240	$ 16,384,005
China	5,164,882	2,016,093
	$ 20,605,122	$ 18,400,098

	June 30	December 31
	2006	2005
Long-term Assets
Canada	$ 134,115	$ 106,394
China	155,014	137,306
	$ 289,129	$ 243,700

	June 30	December 31
	2006	2005
Current Liabilities
Canada	$ 258,545	$ 414,473
China	498,757	490,632
	$ 757,302	$ 905,105

	June 30	December 31
	2006	2005
Long-term Liabilities
Canada	$ -	$ -
China	460,000	460,000
	$ 460,000	$ 460,000

MINCO MINING & METALS CORPORATION

(An exploration stage enterprise)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited- Prepared by Management)

(Expressed in Canadian Dollars)

9. Geographic Information (continued)

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Income (Loss) After NCI
Canada	$ (753,250)	$ 2,067,047	$ (1,544,874)	$ 1,516,164
China	(210,507)	(196,889)	(381,148)	(296,380)
	$ (963,757)	$ 1,870,158	$ (1,926,022)	$ 1,219,784

10.

 Financial Instruments

Fair value - The fair values of cash, short-term investments, receivables, accounts payable and accrued liabilities approximates their carrying values due to the short-term nature of these financial instruments.

Exchange risk - The Company operates in China and many of its exploration expenditures are payable in either U.S. dollars or the Chinese currency RMB and are therefore subject to foreign currency risk arising from changes in exchange rates with the Canadian dollar.

Interest rate risk - The Company has no interest-bearing debt and so is not exposed to interest rate risk.

Credit risk - The Company generally places its short-term investment funds into government and Canadian bank debt securities and is therefore subject to minimal credit risk with regard to short-term investments.

11.

Subsequent Event

On August 4 2006, Minco Silver paid the second installment of approximately $460,000 (RMB3,099,000) for the Fuwan Exploration Permit.